                                                                     EXHIBIT 4.6

================================================================================

                                 DOMINO'S, INC.

                                     and the

                                   Guarantors
                               Signatories Hereto

                              SERIES A AND SERIES B

                    8 1/4% SENIOR SUBORDINATED NOTES DUE 2011

                                    INDENTURE

                                   ----------

                            Dated as of June 25, 2003

                                   ----------

                            BNY MIDWEST TRUST COMPANY

                                     Trustee

                                   ----------

================================================================================

                   CROSS-REFERENCE TABLE*

Trust Indenture                                   Indenture
  Act Section                                      Section
-----------------------------------------------  -----------
310    (a)(1)..................................  7.10
       (a)(2)..................................  7.10
       (a)(3)..................................  N.A.
       (a)(4)..................................  N.A.
       (a)(5)..................................  7.10
       (i)(b)..................................  7.10
       (ii)(c).................................  N.A.
311    (a).....................................  7.11
       (b).....................................  7.11
       (iii)(c)................................  N.A.
312    (a).....................................  2.05
       (b).....................................  11.03
       (iv)(c).................................  11.03
313    (a).....................................  7.06
       (b)(2)..................................  7.07
       (v)(c)..................................  7.06; 11.02
       (vi)(d).................................  7.06
314    (a).....................................  4.03; 11.02
       (c)(1)..................................  11.04
       (c)(2)..................................  11.04
       (c)(3)..................................  N.A.
       (vii)(e)................................  11.05
       (f).....................................  N.A.
315    (a).....................................  7.01
       (b).....................................  7.05, 11.02
       (A)(c)..................................  7.01
       (d).....................................  7.01
       (e).....................................  6.11
316    (a)(last sentence)......................  2.09
       (a)(1)(A)...............................  6.05
       (a)(1)(B)...............................  6.04
       (a)(2)..................................  N.A.
       (b).....................................  6.07
       (B)(c)..................................  2.12
317    (a)(1)..................................  6.08
       (a)(2)..................................  6.09
       (b).....................................  2.04
318    (a).....................................  11.01
       (b).....................................  N.A.
       (c).....................................  11.01


----------
N.A. means not applicable.
*      This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.............................................   1
Section 1.02.  Other Definitions.......................................  26
Section 1.03.  Trust Indenture Act Definitions.........................  27
Section 1.04.  Rules of Construction...................................  27

                                   ARTICLE 2.

                                    THE NOTES

Section 2.01.  Form and Dating.........................................  28
Section 2.02.  Execution and Authentication............................  29
Section 2.03.  Registrar and Paying Agent..............................  29
Section 2.04.  Paying Agent To Hold Money in Trust.....................  30
Section 2.05.  Holder Lists............................................  30
Section 2.06.  Transfer and Exchange...................................  30
Section 2.07.  Replacement Notes.......................................  42
Section 2.08.  Outstanding Notes.......................................  42
Section 2.09.  Treasury Notes..........................................  42
Section 2.10.  Temporary Notes.........................................  42
Section 2.11.  Cancellation............................................  43
Section 2.12.  Defaulted Interest......................................  43
Section 2.13.  CUSIP Numbers...........................................  43
Section 2.14.  Issuance of Additional Notes............................  43

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee......................................  44
Section 3.02.  Selection of Notes To Be Redeemed.......................  44
Section 3.03.  Notice of Redemption....................................  45
Section 3.04.  Effect of Notice of Redemption..........................  45
Section 3.05.  Deposit of Redemption Price.............................  46
Section 3.06.  Notes Redeemed in Part..................................  46
Section 3.07.  Optional Redemption.....................................  46
Section 3.08.  Mandatory Redemption....................................  47
Section 3.09.  Offer To Purchase by Application of Excess Proceeds.....  47

                                                                       Page
                                                                       ----

                                   ARTICLE 4.

                                    COVENANTS

Section 4.01.  Payment of Notes; Additional Interest Notices...........  49
Section 4.02.  Maintenance of Office or Agency.........................  49
Section 4.03.  Reports.................................................  50
Section 4.04.  Compliance Certificate..................................  50
Section 4.05.  Taxes...................................................  51
Section 4.06.  Stay, Extension and Usury Laws..........................  51
Section 4.07.  Restricted Payments.....................................  51
Section 4.08.  Dividend and Other Payment Restrictions
               Affecting Subsidiaries..................................  55
Section 4.09.  Incurrence of Indebtedness and Issuance of
               Preferred Stock.........................................  57
Section 4.10.  Asset Sales.............................................  60
Section 4.11.  Transactions with Affiliates............................  61
Section 4.12.  Liens...................................................  63
Section 4.13.  Business Activities.....................................  63
Section 4.14.  Corporate Existence.....................................  63
Section 4.15.  Offer To Repurchase upon Change of Control..............  63
Section 4.16.  No Senior Subordinated Debt.............................  65
Section 4.17.  Limitation on Issuances of Guarantees of Indebtedness...  65
Section 4.18.  Designation of Restricted and Unrestricted Subsidiaries.  65

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets................  66
Section 5.02.  Successor Corporation Substituted.......................  66

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.......................................  67
Section 6.02.  Acceleration............................................  68
Section 6.03.  Other Remedies..........................................  69
Section 6.04.  Waiver of Past Defaults.................................  70
Section 6.05.  Control by Majority.....................................  70
Section 6.06.  Limitation on Suits.....................................  70
Section 6.07.  Rights of Holders of Notes To Receive Payment...........  71
Section 6.08.  Collection Suit by Trustee..............................  71
Section 6.09.  Trustee May File Proofs of Claim........................  71
Section 6.10.  Priorities..............................................  71
Section 6.11.  Undertaking for Costs...................................  72

                                                                       Page
                                                                       ----

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01.  Duties of Trustee.......................................  72
Section 7.02.  Rights of Trustee.......................................  73
Section 7.03.  Individual Rights of Trustee............................  74
Section 7.04.  Trustee's Disclaimer....................................  74
Section 7.05.  Notice of Defaults......................................  75
Section 7.06.  Reports by Trustee to Holders of the Notes..............  75
Section 7.07.  Compensation and Indemnity..............................  75
Section 7.08.  Replacement of Trustee..................................  76
Section 7.09.  Successor Trustee by Merger, etc........................  77
Section 7.10.  Eligibility; Disqualification...........................  77
Section 7.11.  Preferential Collection of Claims Against Company.......  77

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option To Effect Legal Defeasance or Covenant
               Defeasance..............................................  77
Section 8.02.  Legal Defeasance and Discharge..........................  78
Section 8.03.  Covenant Defeasance.....................................  78
Section 8.04.  Conditions to Legal or Covenant Defeasance..............  78
Section 8.05.  Deposited Money and Government Securities To
               Be Held in Trust; Other Miscellaneous Provisions........  80
Section 8.06.  Repayment to Company....................................  80
Section 8.07.  Reinstatement...........................................  80

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.....................  81
Section 9.02.  With Consent of Holders of Notes........................  82
Section 9.03.  Compliance with Trust Indenture Act.....................  83
Section 9.04.  Revocation and Effect of Consents.......................  83
Section 9.05.  Notation on or Exchange of Notes........................  83
Section 9.06.  Trustee To Sign Amendments, etc.........................  83

                                   ARTICLE 10.

                                  SUBORDINATION

Section 10.01. Agreement To Subordinate................................  84
Section 10.02. Liquidation; Dissolution; Bankruptcy....................  84

                                                                       Page
                                                                       ----

Section 10.03. Default on Designated Senior Debt.......................  85
Section 10.04. Acceleration of Notes...................................  86
Section 10.05. When Distribution Must Be Paid Over.....................  86
Section 10.06. Notice by Company.......................................  87
Section 10.07. Subrogation.............................................  87
Section 10.08. Relative Rights.........................................  87
Section 10.09. Subordination May Not Be Impaired by Company............  87
Section 10.10. Distribution or Notice to Representative................  88
Section 10.11. Notice to Trustee; Rights of Trustee and Paying Agent...  88
Section 10.12. Authorization To Effect Subordination...................  88
Section 10.13. Amendments..............................................  89

                                   ARTICLE 11.

                              SUBSIDIARY GUARANTEES

Section 11.01. Guarantee...............................................  89
Section 11.02. Subordination of Subsidiary Guarantee...................  90
Section 11.03. Limitation on Guarantor Liability.......................  90
Section 11.04. Execution and Delivery of Subsidiary Guarantee..........  91
Section 11.05. Guarantors May Consolidate, etc., on Certain Terms......  91
Section 11.06. Releases Following Sale of Assets.......................  92

                                   ARTICLE 12.

                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls............................  93
Section 12.02. Notices.................................................  93
Section 12.03. Communication by Holders of Notes with Other
               Holders of Notes................................... ....  94
Section 12.04. Certificate and Opinion as to Conditions Precedent......  94
Section 12.05. Statements Required in Certificate or Opinion...........  94
Section 12.06. Rules by Trustee and Agents.............................  95
Section 12.07. No Personal Liability of Directors, Officers,
               Employees and Stockholders..............................  95
Section 12.08. Governing Law; Waiver of Jury Trial.....................  95
Section 12.09. No Adverse Interpretation of Other Agreements...........  95
Section 12.10. Successors..............................................  95
Section 12.11. Severability............................................  96
Section 12.12. Counterpart Originals...................................  96
Section 12.13. Table of Contents, Headings, etc........................  96

EXHIBITS

Exhibit A-1 -  FORM OF NOTE
Exhibit A-2 -  FORM OF REGULATION S TEMPORARY GLOBAL NOTE

Exhibit B   -  FORM OF CERTIFICATE OF TRANSFER
Exhibit C   -  FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   -  FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED
               INVESTOR
Exhibit E   -  FORM OF NOTATION OF SUBSIDIARY GUARANTEE
Exhibit F   -  FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
               GUARANTORS

          INDENTURE dated as of June 25, 2003 among Domino's, Inc., a Delaware corporation (the "Company"), the Guarantors signatories hereto and BNY Midwest Trust Company, an Illinois trust company, as trustee (the "Trustee").

          The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 1/4% Series A Senior Subordinated Notes due 2011 (the "Series A Notes") and the 8 1/4% Series B Senior Subordinated Notes due 2011 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.
               ------------

          "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Additional Interest" means the additional interest then owing pursuant to Section 2 of the Registration Rights Agreement.

          "Additional Notes" means 8 1/4% Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.14 and 4.09 hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note at July 1, 2007 (such redemption price being set forth in Section 3.07 hereof) plus (2) all required interest payments due on such Note through July 1, 2007 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate at such Redemption Date, plus 50 basis points over (B) the principal amount of such Note.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

          "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

          "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), other than sales, leases or licenses in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described in Section 4.15 hereof and/or the provisions described in Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

          (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors' qualifying shares and shares issued to foreign nationals under applicable law).

          Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1)  any single transaction or series of related transactions that:
     (a)involves assets having a fair market value of less than $2.5 million; or
     (b) results in net proceeds to the Company and its Subsidiaries of less than $2.5 million;

          (2) disposals or replacements of obsolete equipment in the ordinary course of business;

          (3) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property or Equity Interests of any Restricted Subsidiary to one or more Restricted Subsidiaries in connection with Investments permitted by Section 4.07 hereof;

          (4) a transfer of assets between or among the Company and its Restricted Subsidiaries;

          (5) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;

          (6) a Restricted Payment or a Permitted Investment that is permitted by this Indenture;

          (7) the issuance by a Restricted Subsidiary of Disqualified Stock or preferred stock that is permitted by Section 4.09 hereof;

          (8) other than for purposes of determining the Fixed Charge Coverage Ratio, the exchange of a Company store or stores and related assets for another store or stores which become a Company store or stores upon the completion of such exchange; provided, the fair market value of a store or stores and related assets received in the exchange (together with the other consideration received therefor) is equal to or greater than the fair market value of the store or stores and related assets to be exchanged; and provided, further, in the event the fair market value of the store or stores and related assets to be exchanged or received is greater than $10.0 million, such fair market value is determined by the Board of Directors, whose resolution with respect thereto shall be delivered to the Trustee, and in the event the fair market value of the store or stores and related assets to be exchanged or received is greater than $15.0 million, the Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing; and

          (9) sales of accounts receivable, Permitted Notes Receivable and related assets of the type described in the definition of "Permitted Securitization Transaction" to a Securitization Entity for the fair market value thereof and transfers of accounts receivable, Permitted Notes Receivable and related assets of the type described in the definition of "Permitted Securitization Transactions" (or a fractional undivided interest therein) by a Securitization Entity in a Permitted Securitization Transaction.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

          "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

          "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means:

          (1)  in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means:

          (1) United States dollars and, for purposes of the Permitted Investments definition only, pounds sterling, Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Senior Credit Facilities or, with any commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within twelve months after the date of acquisition; and

          (6) money market funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
     (5) of this definition.

          "Change of Control" means the occurrence of any of the following:

          (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals or any Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

          "Clearstream" shall mean Clearstream Banking, Societe Anonyme, Luxembourg.

          "Commodity Hedging Agreements" means any futures contract or similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in prices of commodities used by the Company or any Restricted Subsidiary in the ordinary course of its business and not entered into for speculative purposes.

          "Company" means Domino's, Inc. and any and all successors thereto.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and the net effect of all payments made or received, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash write-offs of goodwill, intangibles and long-lived assets and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization, non-cash write-offs and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (4) non-cash items increasing such Consolidated Net Income for such period, other than (i) items that were accrued in the ordinary course of business and (ii) the reversal of reserves in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

          Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom:

          (1) gains and losses from Asset Sales (without regard to the $2.5 million limitation set forth in the definition thereof and without regard to clause (8) thereof) and the related tax effects according to GAAP;

          (2) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

          (3) items classified as extraordinary, unusual or nonrecurring gains and losses (including, without limitation, severance, relocation and other restructuring costs), and the related tax effects according to GAAP;

          (4) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is restricted by contract, operation of law or otherwise;

          (5) the net loss of any Person, other than a Restricted Subsidiary of the Company;

          (6) the net income of any Person, that is not a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person;

          (7) (i) the costs and expenses of the Company and its Subsidiaries and (ii) the aggregate amount of compensatory make-whole payments to specified stockholders of Parent and to officers, directors and employees who hold stock options of Parent as provided for in the definition of "Refinancing," in each case incurred or made in connection with the Refinancing and on a consolidated basis and determined in accordance with GAAP;

          (8)  the cumulative effect of a change in accounting principles; and

          (9) non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date of this Indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Designated Noncash Consideration" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $15.0 million. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding to the extent it has been sold for cash or redeemed or paid in the case of non-cash consideration in the form of promissory notes or equity.

          "Designated Preferred Stock" means preferred stock that is designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii)(B) of Section 4.07 hereof.

          "Designated Senior Debt" means:

          (1) any Indebtedness under or in respect of the Senior Credit Facilities and, solely for purposes of Section 10.03(a)(i), any other Senior Debt the principal amount of which is $25.0 million or more that is payable to a lender party to the Senior Credit Facilities (or any Affiliate thereof); and
                                      -7-

          (2) any other Senior Debt the principal amount of which is $25.0 million or more and that has been specifically designated by the Company in the instrument or agreement relating to the same as "Designated Senior Debt."

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

          "Domestic Subsidiary" means, with respect to the Company, any Restricted Subsidiary of the Company that was formed under the laws of the United States of America.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means any offering of Qualified Capital Stock of any direct or indirect parent corporation of the Company or the Company; provided that, in the event of any Equity Offering by any direct or indirect parent corporation of the Company, such direct or indirect parent corporation of the Company contributes to the common equity capital of the Company (other than as Disqualified Stock) the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to clause (a) of Section
3.07 hereof.

          "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means, with respect to the Initial Notes, notes issued in exchange for the Initial Notes pursuant to the terms of the Registration Rights Agreement or, with respect to any Additional Notes, notes issued in exchange for such Additional Notes pursuant to the terms of a registration rights agreement among the Company, the Guarantors and the initial purchasers of such issuance of Additional Notes.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facilities) in existence on the date hereof, until such amounts are repaid.

          "Existing Indenture" means the indenture dated as of December 21, 1998 among the Company, the subsidiary guarantors named therein and The Bank of New York, as successor to IBJ Schroder Bank & Trust Company, as trustee.

          "Existing Notes" means the 10 3/8% senior subordinated notes due 2009 of the Company issued under the Existing Indenture.

          "Fixed Charge Coverage Ratio" means, with respect to any Person as of any date, the ratio of the Consolidated Cash Flow of such Person during the most recent four full fiscal quarters for which internal financial statements are available (the "Four-Quarter Period") ending on or prior to such date (the "Transaction Date") to the Fixed Charges of such Person for the Four-Quarter Period.

          In addition to and without limitation of the preceding paragraph, for purposes of this definition, Consolidated Cash Flow and Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence of any Indebtedness or the issuance of any preferred stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other preferred stock occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated Cash Flow (including any Pro Forma Cost Savings) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Debt) occurred on the first day of the Four-Quarter Period.

          If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating Fixed Charges for purposes of determining the denominator (but not the numerator) of this Fixed Charge Coverage Ratio:

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and
                                      -9-

          (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received, if any, pursuant to Hedging Obligations, but excluding amortization or write-off of debt issuance costs; plus

          (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests to the extent paid in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times
     (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

          "Four-Quarter Period" has the meaning specified in the definition of "Fixed Charge Coverage Ratio."

          "Franchisee" means any franchisee or licensee of the Company or a Restricted Subsidiary engaged in a Permitted Business or any Affiliate thereof.

          "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

          "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
                                      -10-

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

          "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

          "Guarantor Senior Debt" means, with respect to any Guarantor:

          (1) all Indebtedness outstanding under Senior Credit Facilities and all Hedging Obligations (including guarantees thereof) of such Guarantor, whether outstanding on the date of the Indenture or thereafter incurred;

          (2) any other Indebtedness incurred by such Guarantor, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to such Guarantor's Subsidiary Guarantee; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Guarantor Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

          (2) any Indebtedness of such Guarantor to any of its Subsidiaries or other Affiliates of such Guarantor;

          (3)  any trade payables;

          (4) that portion of any Indebtedness that is incurred by such Guarantor in violation of the Indenture; provided, that (x) as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (4) if the holder(s) of such Indebtedness or their Representative shall have received an officers' certificate of (or representation from) the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not violate the provisions of this Indenture and
     (y) any revolving Indebtedness of such Guarantor under the Senior Credit Facilities incurred in violation of clause (1) of the definition of "Permitted Debt" at any time Indebtedness pursuant to a Permitted Securitization Transaction is outstanding shall not be excluded from Guarantor Senior Debt, so long as such Indebtedness was extended in good faith to such Guarantor;

          (5)  any Capital Lease Obligations;

          (6)  such Guarantor's Subsidiary Guarantee; or

          (7)  notes payable to franchisee or licensee captive insurers.

          "Guarantors" means each of:

          (1) each domestic Restricted Subsidiary of the Company on the date hereof, other than Domino's National Advertising Fund Inc.;

          (2)  Domino's Pizza of Canada Inc., a Canadian Restricted Subsidiary;
     and

          (3) any other Restricted Subsidiary (other than a Securitization Entity) that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns.

          "Hedging Obligations" means, with respect to any Person, the net obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies; and

          (3)  Commodity Hedging Agreements.

          "Holder" means a Person in whose name a Note is registered.

          "IAI Global Note" means the global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

          "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1)  borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)  banker's acceptances;

          (4)  representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
                                      -12-

          (6)  the net amount owing under Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

          The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2)  the principal amount thereof, in the case of any other
     Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means $403.0 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

          "Initial Public Offering" means the first underwritten public offering of Qualified Capital Stock by any direct or indirect parent corporation of the Company or by the Company pursuant to a registration statement (other than a registration statement on Form S-4 or S-8) filed with the Commission in accordance with the Securities Act for aggregate net cash proceeds of at least $65.0 million; provided that in the event the Initial Public Offering is consummated by any direct or indirect parent corporation of the Company, such direct or indirect parent corporation of the Company shall have contributed to the common equity capital of the Company at least $65.0 million of the net cash proceeds of the Initial Public Offering.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is also not a QIB.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Chicago, Illinois or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Moody's" means Moody's Investors Service, Inc.

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, other than debt under the Senior Credit Facilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, and in each case other than Standard Securitization Undertakings;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Senior Credit Facilities or the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, except in the case of Standard Securitization Undertakings.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

          "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at that rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering" means the offering of the Notes by the Company.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

          "144A Global Note" means a global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

          "Parent" means TISM, Inc., a Michigan corporation and owner of all of the outstanding Capital Stock of the Company, or any other entity owning a majority of the Voting Stock of the Company.

          "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

          "Permitted Business" means (i) the business conducted by the Company and its Restricted Subsidiaries on the date hereof, (ii) the restaurant business, (iii) other food businesses, (iv) distribution activities relating to any of the foregoing and (v) businesses which derive a majority of their revenues from products and activities reasonably related to any of the foregoing.

          "Permitted Group" means any group of investors if deemed to be a "person" (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that (i) the Principals are party to such Stockholders Agreement, (ii) the persons party to the Stockholders Agreement as so amended, supplemented or modified from time to time that were not parties, and are not Affiliates of persons who were parties, to the Stockholders Agreement on the date hereof, together with their respective Affiliates (collectively the "New Investors"), are not the direct or indirect Beneficial Owners (determined without reference to the Stockholders Agreement) of more than 50% of the Voting Stock owned by all parties to the Stockholders Agreement as so amended, supplemented of modified and (iii) the New Investors, individually or in the aggregate, do not, directly or indirectly, have the right, pursuant to the Stockholders Agreement (as so amended, supplemented or modified) or otherwise, to designate more than one-half of the directors of the Board of Directors of the Company or any direct or indirect parent entity of the Company.

          "Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary or, in an amount at any time outstanding not to exceed $10.0 million, in Domino's National Advertising Fund Inc.;

          (2)  any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

               (a) such Person becomes a Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary; or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

          (5)  Investments existing on the date of this Indenture;

          (6) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business;

          (7) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (8) Investments in securities of trade creditors, franchisees, licensees, suppliers or customers received in compromise of obligations of such persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors, franchisees, licensees, suppliers or customers;

          (9) Investments in a Permitted Business in an aggregate amount at any time outstanding not to exceed $20.0 million;

          (10) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

          (11) Guarantees otherwise permitted by the terms of this Indenture;

          (12) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and otherwise in compliance with this Indenture;

          (13) any Investment by the Company or any Restricted Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other person, in each case in connection with a Permitted Securitization Transaction; provided, however, that the foregoing Investment is in the form of a Purchase Money Note that the Securitization Entity or such other person is required to repay as soon as practicable or equity interests; and

          (14) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed the greater of (a) $40.0 million or (b) 10% of Total Assets.

          "Permitted Junior Securities" means debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then outstanding Senior Debt of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Debt of the Company on the date of this Indenture, so long as:

          (1) the effect of the use of this defined term in the subordination provisions contained in Article 10 of this Indenture is not to cause the Notes to be treated as part of:

               (a)  the same class of claims as the Senior Debt of the Company;
          or

               (b) any class of claims pari passu with, or senior to, the Senior Debt of the Company for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company; and

          (2) to the extent that any Senior Debt of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either:

               (a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment; or

               (b) such holders receive securities which constitute Senior Debt of the Company (which are guaranteed pursuant to guarantees constituting Guarantor Senior Debt of each Guarantor) and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt of the Company (and any related Guarantor Senior Debt of the Guarantors) not paid in full in cash.

          "Permitted Liens" means:

          (1) Liens on assets of the Company and any Guarantor securing Indebtedness and other Obligations under the Senior Credit Facilities;

          (2)  Liens in favor of the Company or the Guarantors;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

          (4) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (5)  judgment Liens not giving rise to an Event of Default;

          (6) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (7) any interest or title of a lessor under any Capital Lease Obligation;

          (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

          (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (11) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (12) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (13) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (14) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (15) Liens to secure the performance of statutory obligations and Liens imposed by law, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (16) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (17) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section
     4.09 hereof covering only the assets acquired with such Indebtedness;

          (18) Liens existing on the date of this Indenture, together with any Liens securing Indebtedness incurred in reliance on clause (v) of the second paragraph of Section 4.09 hereof in order to refinance the Indebtedness secured by Liens existing on the date of this Indenture; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

          (19) Liens on assets of the Company and its Restricted Subsidiaries to secure Senior Debt of the Company or such Restricted Subsidiary, as the case may be, that was permitted by this Indenture to be incurred;

          (20) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (21) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding;

          (22) Liens securing Indebtedness of foreign Restricted Subsidiaries of the Company incurred in accordance with this Indenture; and

          (23) Liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction.

          "Permitted Notes Receivable" means notes receivable evidencing Indebtedness of a Franchisee to the Company or a Restricted Subsidiary.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premiums on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable costs and expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Permitted Securitization Transaction" means any transaction or series of transactions pursuant to which the Company or any of its Restricted Subsidiaries may sell, contribute, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or Permitted Notes Receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets directly related thereto, including, without limitation, all collateral securing such accounts receivable, Permitted Notes Receivable and other assets (including contract rights and all guarantees or other obligations in respect to such accounts receivable or Permitted Notes Receivable, proceeds of such accounts receivable or Permitted Notes Receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or Permitted Notes Receivable).

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Principals" means Bain Capital, LLC and any of its Affiliates.

          "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs and related adjustments that occurred during the Four-Quarter Period or after the end of the Four-Quarter Period and on or prior to the Transaction Date that were (i) directly attributable to an Asset Acquisition or Asset Sale and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date hereof or (ii) implemented by the business that was the subject of any such Asset Acquisition or Asset Sale within six months of the date of the Asset Acquisition or Asset Sale and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (i) and (ii), all such reductions in costs and related adjustments had been effected as of the beginning of such period.
                                      -20-

          "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Permitted Securitization Transaction to a Securitization Entity, which note is repayable from cash available to such Securitization Entity, other than amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of such Permitted Securitization Transaction, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable or Permitted Notes Receivable.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

          "Refinancing" means the transactions described under the heading "Use of proceeds" in the Company's offering memorandum dated June 18, 2003 (including
(1) payment to Parent of funds to effect the redemption of the Parent's cumulative preferred stock, (2) payment to Parent of funds to effect the common stock dividend, (3) payment by the Company or payment to Parent of funds to effect compensatory make-whole payments to specified stockholders of Parent and to officers, directors and employees who hold stock options of Parent and (4) the refinancing of the Company's senior credit facilities and the Existing Notes) to the extent contemplated thereby.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 25, 2003 by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated the Securities Act.

          "S&P" means Standard & Poor's.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securitization Entity" means a Wholly Owned Restricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable or Permitted Notes Receivable and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Restricted Subsidiary (other than such entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Senior Credit Facilities" means one or more debt facilities from time to time in effect, including that certain Credit Agreement, dated as of June 25, 2003, by and among the Company and certain of its affiliates and JPMorgan Chase Bank, as administrative agent, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Senior Debt" means:

          (1) all Indebtedness outstanding under Senior Credit Facilities and all Hedging Obligations (including guarantees thereof) of the Company, whether outstanding on the date of this Indenture or thereafter incurred;

          (2) any other Indebtedness incurred by the Company or a Restricted Subsidiary, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

          Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company;

          (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

          (3)  any trade payables;

          (4) that portion of any Indebtedness that is incurred in violation of this Indenture; provided that (x) as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (4) if the holder(s) of such Indebtedness or their Representative shall have re-ceived an officers' certificate of (or representation from) the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture, or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not violate the provisions of this Indenture and (y) any revolving Indebtedness under the Senior Credit Facilities incurred in violation of clause (1) of the definition of "Permitted Debt" at any time Indebtedness pursuant to a Permitted Securitization Transaction is outstanding shall not be excluded from Senior Debt, so long as such Indebtedness was extended in good faith to the Company;

          (5)  any Capital Lease Obligations;

          (6)  the Notes; or

          (7)  notes payable to franchisee captive insurers.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "Standard Securitization Undertakings" mean representations, warranties, guarantees, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization transactions relating to accounts receivable or Permitted Notes Receivable and reimbursement obligations under letters of credit not to exceed an amount equal to 15% of the total assets of the applicable Securitization Entity in connection with a Permitted Securitization Transaction.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Stockholders Agreement" means that certain stockholders agreement dated December 21, 1998 among the Principals, Parent and the other stockholders of Parent referred to therein, as in effect from time to time.

          "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

          "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

          "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 1, 2007; provided, however, that if the period from such Redemption Date to July 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

          Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section
 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

          "U.S. Person" means a U.S. person as defined in Regulation S under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)  the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than (x) directors' qualifying shares, (y) shares issued to foreign nationals to the extent required by applicable law and
(z) Capital Stock or other ownership interests issued to a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company in connection with a Permitted Securitization Transaction for the purpose of establishing independence and not in order to provide substantive economic or controlling voting interests to such Person) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.  Other Definitions.
               -----------------

                                                                    Defined
     Term                                                         in Section
     ----------------------------------------------------------   ----------
     "Acceleration Notice".....................................         6.02
     "Affiliate Transaction"...................................         4.11
     "Asset Sale Offer"........................................         3.09
     "Authentication Order"....................................         2.02
     "Change of Control Offer".................................         4.15
     "Change of Control Payment"...............................         4.15
     "Change of Control Payment Date"..........................         4.15

     "Covenant Defeasance".....................................         8.03
     "Event of Default"........................................         6.01
     "Excess Proceeds".........................................         4.10
     "incur"...................................................         4.09
     "Legal Defeasance"........................................         8.02
     "Offer Amount"............................................         3.09
     "Offer Period"............................................         3.09
     "Paying Agent"............................................         2.03
     "Payment Blockage Notice".................................        10.03
     "Payment Default".........................................         6.01
     "Permitted Debt"..........................................         4.09
     "Purchase Date"...........................................         3.09
     "Redemption Date".........................................         3.07
     "Registrar"...............................................         2.03
     "Restricted Payments".....................................         4.07

Section 1.03.  Trust Indenture Act Definitions.
               -------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.

                                    THE NOTES

Section 2.01.  Form and Dating.
               ---------------

               (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

               (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by
Section 2.06(b)(i) hereof), and (ii) an

Officers' Certificate. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

               (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Cedel Bank (as adopted by Clearstream) shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.  Execution and Authentication.
               ----------------------------

               Two Officers shall sign the Notes for the Company by manual or facsimile signature.

               If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

               A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

               The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate and deliver (a) $403,000,000 of 8 1/4% Senior Subordinated Notes due 2011 in the form of Initial Notes and (b) from time to time, Additional Notes in accordance with Section
2.01 and 2.14, provided the written order delivered in connection with the authentication and delivery of any Additional Notes shall certify that such issuance is not prohibited by Section 4.09.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

               An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.
               --------------------------

               The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying

Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

               The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

               The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.  Paying Agent To Hold Money in Trust.
               -----------------------------------

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.
               ------------

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06.  Transfer and Exchange.
               ---------------------

               (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b),(c) or (f) hereof.

               (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

               (ii)  All Other Transfers and Exchanges of Beneficial
          Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
          Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
          (1) above provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

               (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
          Note if the exchange or transfer complies with the requirements of
          Section 2.06(b)(ii) above and:

                     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                     (D)  the Registrar receives the following:

                          (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                     (1)(a) thereof; or

                          (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit
                     B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

               Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

               (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

     (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
     (1) thereof;

          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
     (3)(a) thereof;

          (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by

     Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

           (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

           (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

     (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

     (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

           (D)  the Registrar receives the following:

                (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iv) shall not bear the Private Placement Legend.

           (d)  Transfer and Exchange of Definitive Notes for Beneficial
                Interests.

     (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

           (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

           (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
     (1) thereof;

           (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

           (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
     (3)(a) thereof;

           (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

           (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

           (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (c) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

     (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

           (D)  the Registrar receives the following:

                (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

           Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

     (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

           If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

           (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

           (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

                 (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                 (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                 (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

           (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                 (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D)  the Registrar receives the following:

                      (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                      (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

           (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

           (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

           (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

           (i)  Private Placement Legend.

           (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

           "This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and this Note may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act (subject to the delivery of such evidence, if any, required under the indenture pursuant to which this Note is issued) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Each purchaser of the security evidenced hereby is hereby notified that the seller may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder or another exemption under the Securities Act. The holder of the security evidenced hereby agrees for the benefit of the Company that (a) such security may be resold, pledged or otherwise transferred only (1) (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act or (d) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), as long as the registrar receives a certification of the transferor and an opinion of counsel that such transfer is in compliance with the Securities Act, (2) to the Company or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (b) the holder will and each subsequent holder is required to notify any purchaser from it of the security evidenced hereby of the resale restriction set forth in (a) above."

           (B)  Notwithstanding the foregoing, any Global Note or Definitive
     Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii),
     (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

           (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

           "This Global Note is held by the Depositary (as defined in the Indenture governing this Note) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) the Trustee may make such notations hereon as may be required pursuant to section
           2.07 of the Indenture, (ii) this Global Note may be exchanged in whole but not in part pursuant to section 2.06(a) of the Indenture,
           (iii) this Global Note may be delivered to the Trustee for cancellation pursuant to section 2.11 of the Indenture, and (iv) this Global Note may be transferred to a successor depositary with the prior written consent of the Company."

           (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form: "The rights attaching to this Regulation S Temporary Global Note, and the conditions and procedures governing its exchange for Certificated Notes, are as specified in the Indenture (as defined herein). Neither the Holder nor the Beneficial Owners of this Regulation S Temporary Global Note shall be entitled to receive payment of interest hereon."

           (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

           (i) General Provisions Relating to Transfers and Exchanges.

           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order.

           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10,
4.15 and 9.05 hereof).

           The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

           The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any mailing of a notice of redemption under
Section 3.03 hereof and ending at the close of business on the day of mailing,
(B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

           The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.   Replacement Notes.
                -----------------

           If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

           Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.   Outstanding Notes.
                -----------------

           The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(c) hereof.

           If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

           If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

           If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.   Treasury Notes.
                --------------

           In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee shall have received written notice that such Notes are so owned shall be so disregarded.

Section 2.10.   Temporary Notes.
                ---------------

           Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.   Cancellation.
                ------------

           The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.   Defaulted Interest.
                ------------------

           If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.   CUSIP Numbers.
                -------------

           The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.14.   Issuance of Additional Notes.
                ----------------------------

           The Company shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto and terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by Section 4.09. The Initial Notes, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture in accordance with Section 2.02.

           With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

           (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

           (2) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

           (3) whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Exchange Notes, each as set forth in the Exhibits hereto.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01.   Notices to Trustee.
                ------------------

           If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture or the Notes pursuant to which the redemption shall occur, (ii) the redemption date,
(iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) a statement to the effect that such redemption will comply with the conditions contained herein.

Section 3.02.   Selection of Notes To Be Redeemed.
                ---------------------------------

           If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

           (a) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

           (b) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

           In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

           The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.   Notice of Redemption.
                --------------------

           Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with the defeasance of the Notes or a satisfaction and discharge of this Indenture under Article 8 hereof.

           The notice shall identify the Notes to be redeemed (including the CUSIP number) and shall state:

           (a)  the redemption date;

           (b)  the redemption price;

           (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

           (d)  the name and address of the Paying Agent;

           (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

           (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

           (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.   Effect of Notice of Redemption.
                ------------------------------

           Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.   Deposit of Redemption Price.
                ---------------------------

           Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

           If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.   Notes Redeemed in Part.
                ----------------------

           Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.   Optional Redemption.
                -------------------

           (a) Before July 1, 2006, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 108.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

           (i) at least 60% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

           (ii) the redemption must occur within 120 days of the date of the closing of the Equity Offering.

           (b) Before July 1, 2007, the Company may also redeem the Notes, as a whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest thereon, if any, to, the date of redemption (the "Redemption Date").

           (c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company's option prior to July 1, 2007.

           On or after July 1, 2007, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year                                              Percentage
----------------------------------------------    ----------
2007..........................................       104.125%
2008..........................................       102.063%
2009 and thereafter...........................       100.000%

           (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.   Mandatory Redemption.
                --------------------

           The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.   Offer To Purchase by Application of Excess Proceeds.
                ---------------------------------------------------

           In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

           The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

           If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

           Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

           (a)  that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

           (b)  the Offer Amount, the purchase price and the Purchase Date;

           (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

           (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

           (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

           (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

           (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

           (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

           (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

           On or before 10:00 a.m. on the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

           Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4.

                                    COVENANTS

Section 4.01.   Payment of Notes; Additional Interest Notices.
                ---------------------------------------------

           The Company or a Guarantor shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Interest, if any, then due. The Company shall pay all Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

           The Company or a Guarantor shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

           In the event that the Company is required to pay Additional Interest to Holders pursuant to the Registration Rights Agreement, the Company will provide written notice ("Additional Interest Notice") to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date set for the amount of Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

Section 4.02.   Maintenance of Office or Agency.
                -------------------------------

           The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee in New York City.

           The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           The Company hereby designates the principal corporate trust office of the Trustee, at 101 Barclay Street, New York, New York 10286 as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.   Reports.
                -------

           Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes and the Trustee, within the time periods specified in the SEC's rules and regulations:

           (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

           (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

           If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent permitted by applicable law, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

           In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (i) and
(ii) above with the Trustee and the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Moreover, the Company has agreed, and any Guarantor shall agree, that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

           Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04.   Compliance Certificate.
                ----------------------

           (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Inden-ture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

           (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(i) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

           (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.   Taxes.
                -----

           The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.   Stay, Extension and Usury Laws.
                ------------------------------

           The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.   Restricted Payments.
                -------------------

           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

           (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

           (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

           (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

           (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

           (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four-Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.09 hereof; and

           (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after December 29, 2002 (excluding Restricted Payments permitted by clauses (iii), (iv), (vi), (vii), (viii), (ix) and (xi) of the next succeeding paragraph), is less than the sum, without duplication, of

                 (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after December 29, 2002 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                 (B) 100% of the aggregate net cash proceeds received by the Company (other than from a Restricted Subsidiary) since December 29, 2002 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                 (C) to the extent that any Restricted Investment that was made after December 29, 2002 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

     The preceding provisions will not prohibit:

           (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

           (ii) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, following the consummation of an Initial Public Offering, the payment of dividends on the Company's common stock or the payment to any direct or indirect parent corporation of the Company for the purpose of funding the payment of dividends by such direct or indirect parent corporation on its common stock, in each case in an amount of up to 6% per annum of the net cash proceeds received by the Company or contributed to the Company in an Initial Public Offering or any subsequent public offering of Qualified Capital Stock by any direct or indirect parent corporation of the Company or by the Company;

           (iii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph;

           (iv) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

           (v) payments to any direct or indirect parent corporation of the Company for the purpose of permitting, and in an amount equal to the amount required to permit, such direct or indirect parent corporation of the Company to redeem or repurchase such direct or indirect parent corporation of the Company's common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee, director or Franchisee stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that all such redemptions or repurchases pursuant to this clause (v) shall not exceed $25.0 million in the aggregate since the date of this Indenture (which amount shall be increased (A) by the amount of any net cash proceeds received from the sale since the date of this Indenture of Equity Interests (other than Disqualified Stock) to members of the Company's management team, directors and Franchisees that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (iii)(B) of the preceding paragraph and (B) by the cash proceeds of any "key-man" life insurance policies that are used to make such redemptions or repurchases); and provided, further, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with such a repurchase of Capital Stock of any direct or indirect parent corporation of the Company will not be deemed to constitute a Restricted Payment under this Indenture;

          (vi) the making of distributions, loans or advances to any direct or indirect parent corporation of the Company in an amount not to exceed $1.5 million per annum ($5.0 million per annum upon the consummation of an Initial Public Offering) in order to permit such direct or indirect parent corporation of the Company to pay the ordinary operating expenses of such direct or indirect parent corporation of the Company (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses);

          (vii) payments to any direct or indirect parent corporation of the Company in respect of (A) federal income taxes for the tax periods for which a federal consolidated return is filed by such direct or indirect parent corporation of the Company for a consolidated group of which such direct or indirect parent corporation of the Company is the parent and the Company and its Subsidiaries are members, in an amount not to exceed the hypothetical federal income taxes that the Company would have paid if the Company and its Restricted Subsidiaries filed a separate consolidated return with the Company as the parent, taking into account carryovers and carrybacks of tax attributes (including net operating losses) that would have been allowed if such separate consolidated return had been filed, (B) state income tax for the tax periods for which a state combined, consolidated or unitary return is filed by such direct or indirect parent corporation of the Company for a combined, consolidated or unitary group of which such direct or indirect parent corporation of the Company is the parent and the Company and its Subsidiaries are members, in an amount not to exceed the hypothetical state income taxes that the Company would have paid if the Company and its Restricted Subsidiaries had filed a separate combined, consolidated or unitary return taking into account carryovers and carrybacks of tax attributes (including net operating losses) that would have been allowed if such separate combined return had been filed and (C) capital stock, net worth, or other similar taxes (but for the avoidance of doubt, excluding any taxes based on net or gross income) payable by such direct or indirect parent corporation of the Company based on or attributable to its investment in or ownership of the Company and its Restricted Subsidiaries; provided, however, that in no event shall any such tax payment pursuant to this clause (vii) exceed the amount of federal (or state, as the case may be) income tax that is, at the time the Company makes such tax payments, actually due and payable by such direct or indirect parent corporation of the Company to the relevant taxing authorities or to become due and payable within 30 days of such payment by the Company; provided, further, that for purposes of this clause (vii), payments made by an Unrestricted Subsidiary to a Restricted Subsidiary or the Company which are in turn distributed by such Restricted Subsidiary or the Company to any direct or indirect parent corporation of the Company shall be disregarded.

          (viii) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary issued after the date of this Indenture; provided that, at the time of such issuance, the Company, after giving effect to such issuance on a pro forma basis, would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 for the most recent Four-Quarter Period;

          (ix) distributions to Parent and other payments made by the Company in connection with the Refinancing;

          (x) the repurchase, redemption or other acquisition or retirement for value of subordinated Indebtedness with Excess Proceeds to the extent such Excess Proceeds are permitted to be used for general corporate purposes under Section 4.10 hereof;

          (xi) the repurchase of Capital Stock of the Company upon the surrender of such Capital Stock in satisfaction of all or a portion of the exercise price of a stock option granted under any stock option plan established by the Company for the benefit of its directors, employees or consultants; provided that no payment in cash or other property is made by the Company in connection therewith; and

          (xii) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) in compliance with Section 4.09 hereof, other Restricted Payments in an aggregate amount not to exceed $40.0 million since the date of this Indenture.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.
              --------------------------------------------------------------
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

          (ii) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

          (iii) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

          However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (i) Existing Indebtedness as in effect on the date of this Indenture;

          (ii)   this Indenture, the Notes and the Subsidiary Guarantees;

          (iii)  the Senior Credit Facilities;

          (iv)   applicable law;

          (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (vi) non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business and consistent with past practices;

          (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (iii) of the preceding paragraph;

          (viii) asset sale agreements and stock sale agreements, including any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

          (ix) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, in the good faith judgment of the Board of Directors of the Company, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (x) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

          (xi) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

          (xii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (xiii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (xiv) any agreement or instrument governing Indebtedness or preferred stock (whether or not outstanding) of Foreign Subsidiaries of the Company that was permitted by this Indenture to be incurred;

          (xv) Indebtedness incurred after the date hereof in accordance with the terms of this Indenture; provided that the restrictions contained in the agreements governing such new Indebtedness are, in the good faith judgment of the Board of Directors of the Company, not materially less favorable, taken as a whole, to the Holders of the Notes than those contained in the agreements governing Indebtedness on the date hereof;

          (xvi) any agreement or instrument placing contractual restrictions applicable only to a Securitization Entity effected in connection with, or Liens on receivables or related assets which are the subject of, a Permitted Securitization Transaction; and

          (xvii) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09.   Incurrence of Indebtedness and Issuance of Preferred Stock.
                ----------------------------------------------------------
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may issue preferred stock, if in each case the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and as otherwise provided in accordance with the provisions contained in the definition of "Fixed Charge Coverage Ratio"), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and any Guarantor of Indebtedness pursuant to the Senior Credit Facilities and/or the incurrence by a Securitization Entity of Indebtedness pursuant to a Permitted Securitization Transaction in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder (provided that letters of credit constituting Standard Securitization Undertakings will be excluded for purposes of this clause (i))) not to exceed $735.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Senior Credit Facilities pursuant to Section 4.10 hereof; provided that the amount of Indebtedness permitted to be incurred pursuant to the Senior
     Credit Facilities and pursuant to Permitted Securitization Transactions in accordance with this clause (i) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Senior Credit Facilities in reliance on, and in accordance with, clauses (iv) and (xv) below and in addition to any Indebtedness permitted to be incurred pursuant to Permitted Securitization Transactions in reliance on, and in accordance with, clause
     (xv) below;

          (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes issued on the date of this Indenture, the Subsidiary Guarantees of such Notes, the Exchange Notes issued in exchange for such Notes (or in exchange for any Additional Notes issued in accordance with the terms of this Indenture) and the Subsidiary Guarantees thereof;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations) to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 180 days after such purchase, lease or improvement in an aggregate principal amount outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facilities) not to exceed the greater of (a) $50.0 million or
     (b) 10.0% of Total Assets at the time of any incurrence thereof, including any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv);

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section
     4.09 or clauses (ii), (iii), (iv) or (xv) of this paragraph;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                 (A) if the Company or any Guarantor is the obligor on such Indebtedness and the obligee is not the Company or any Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

                 (B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (a) for the purpose of fixing or hedging (1) interest rate risk with respect to any floating or fixed rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (2) the value of foreign currencies purchased or received by the Company in the ordinary course of business or (b) under Commodity Hedging Agreements;

          (viii) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company, a Guarantor or a Foreign Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

          (ix) the incurrence of Indebtedness and/or the issuance of preferred stock by Foreign Subsidiaries of the Company, which together with the aggregate principal amount of Indebtedness incurred pursuant to this clause
     (ix) and the aggregate liquidation value of all preferred stock issued pursuant to this clause (ix), does not exceed $40.0 million at any one time outstanding;

          (x) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

          (xi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business including, without limitation, in respect of workers' compensation claims or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

          (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

          (xiv) Indebtedness supported by one or more letters of credit incurred under the Senior Credit Facilities in accordance with clause (i); provided the amount of Indebtedness permitted to be incurred under this clause (xiv) relating to any such letter of credit shall not exceed the amount of the letter of credit provided for therein; provided, further, upon any reduction, cancellation or termination of the applicable letter of credit, there shall be deemed to be an incurrence of Indebtedness under the Indenture equal to the excess of the amount of such Indebtedness outstanding immediately after such reduction, cancellation or termination over the remaining stated amount, if any, of such letter of credit or the stated amount of any letter of credit issued in replacement of such letter of credit; and

          (xv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, and/or the issuance by any Guarantor of preferred stock, in an aggregate principal amount (or accreted value, as applicable) or aggregate liquidation value, as applicable, at any time outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facilities), including all Permitted Refinancing Indebtedness incurred to refund, refi-nance or replace any Indebtedness incurred or preferred stock issued pursuant to this clause (xv), not to exceed $50.0 million at any one time outstanding.

          For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 4.09. All borrowings outstanding on the date of this Indenture under the Senior Credit Facilities will be deemed to have been borrowed pursuant to clause (i) of the definition of "Permitted Debt."

Section 4.10.   Asset Sales.
                -----------
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (ii) in the event of an Asset Sale involving assets having a fair market value in excess of $5.0 million (or in excess of $10.0 million in the case of the sale of Company stores), such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

          (iii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                 (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

                 (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

                 (C) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the date of this Indenture pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) $40.0 million and (ii) 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

          (i) to repay Senior Debt or Guarantor Senior Debt (and to correspondingly reduce commitments if the Senior Debt or Guarantor Senior Debt repaid is revolving credit borrowings);

          (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (iii)  to make a capital expenditure; and/or

          (iv)   to acquire assets that are used or useable in a Permitted
     Business.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11.   Transactions with Affiliates.
                ----------------------------
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (ii)   the Company delivers to the Trustee:

                 (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate

          Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                 (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Board of Directors of the Company or senior management;

          (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

          (iii) any agreement or instrument as in effect as of the date of this Indenture or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement or instrument is, in the good faith judgment of the Board of Directors of the Company, not more disadvantageous to the Holders of Notes in any material respect than the original agreement or instrument as in effect on the date of this Indenture;

          (iv) the payment of customary management, consulting and advisory fees and related expenses to the Principals and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of the Company or such Restricted Subsidiary in good faith;

          (v) payments or loans to employees or consultants that are approved by the Board of Directors of the Company in good faith;

          (vi) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of this Indenture and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of this Indenture shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of Notes in any material respect;

          (vii) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (viii) sales of Capital Stock (other than Disqualified Stock) to Affiliates of the Company otherwise permitted by this Indenture and the granting of registration rights in connection therewith;

          (ix) Restricted Payments and Permitted Investments that are permitted by the provisions of this Indenture; and

          (x) transactions effected as part of a Permitted Securitization Transaction.

Section 4.12.   Liens.
                -----
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Subsidiary Guarantees.

Section 4.13.   Business Activities.
                -------------------
          The Company shall not, and shall not permit any Restricted
Subsidiary (other than a Securitization Entity) to, engage in any business other than Permitted Businesses.

Section 4.14.   Corporate Existence.
                -------------------
          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.   Offer To Repurchase upon Change of Control.
                ------------------------------------------
          If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase

(the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as required by law (the "Change of Control Payment Date")), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.15 by virtue of such conflict. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, the Company shall:

          (i) repay in full all Obligations and terminate all commitments under the Senior Credit Facilities and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full all Obligations and terminate all commitments under the Senior Credit Facilities and all other such Senior Debt and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer; or

          (ii) obtain the requisite consents under the Senior Credit Facilities and all other such Senior Debt to permit the repurchase of the Notes as provided below.

          The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes or send the notice pursuant to the provisions described in this Indenture. The Company's failure to comply with the covenant described in the immediately preceding paragraph (and any failure to send the notice referred to in the second preceding paragraph as a result of a prohibition described in the first sentence of this paragraph) may (with notice and lapse of time) constitute an Event of Default described in clause (iii) but shall not constitute an Event of Default described in clause (ii), under Section 6.01 hereof.

          On the Change of Control Payment Date, the Company shall, to the extent lawful:

          (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

          The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased por-tion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

          The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16.   No Senior Subordinated Debt.
                ---------------------------
          The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company and senior in any respect in right of payment to the Notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated in right of payment or junior in respect to any other Indebtedness of the Company or a Guarantor solely by virtue of being unsecured or by virtue of the fact that the holders of secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.17.   Limitation on Issuances of Guarantees of Indebtedness.
                -----------------------------------------------------
          The Company shall not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Guarantor (other than such Restricted Subsidiary) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture in the form attached as Exhibit F hereto providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt or Guarantor Senior Debt, in which case the Guarantee of the Notes shall be subordinated to the Guarantee of such Senior Debt or Guarantor Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

          Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described in
Section 11 hereof. The form of the Subsidiary Guarantee is attached as Exhibit E hereto.

Section 4.18.   Designation of Restricted and Unrestricted Subsidiaries.
                -------------------------------------------------------
          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of Section 4.07 hereof or Permitted Investments, as determined in good faith by the Board of Directors. All such outstanding Investments shall be valued at their fair market value at the time of such designation. That designation shall only be permitted if such Restricted Payment would be permitted at the time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of

Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01.   Merger, Consolidation, or Sale of Assets.
                ----------------------------------------
          The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

          (i) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists; and

          (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

          In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.01 shall not apply to a sale, lease, assignment, transfer, conveyance or other disposition of assets (including by way of consolidation or merger) between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

Section 5.02.   Successor Corporation Substituted.
                ---------------------------------
          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01.   Events of Default.
                -----------------
          Each of the following is an "Event of Default":

          (i) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes, whether or not prohibited by Article 10 hereof;

          (ii) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by Article 10 hereof;

          (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after specified notice from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes to comply with any of the other agreements in this Indenture or the Notes;

          (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, if that default:

                 (A) is caused by a failure to pay principal at the final stated maturity of such Indebtedness (giving effect to any applicable grace periods and any extension thereof) (a "Payment Default"); or

                 (B) results in the acceleration of such Indebtedness prior to its express maturity,

          and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

          (v) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (excluding amounts covered by an enforceable insurance policy issued by an insurer with a Best's rating of at least B+, as to which the insurer has acknowledged liability), which judgments are not paid, discharged or stayed for a period of 60 consecutive days after such judgments become final and non-appealable;

          (vi) the Company or any of its Significant Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                 (A)  commences a voluntary case;

                 (B) consents to the entry of an order for relief against it in an involuntary case;

                (C) consents to the appointment of a custodian of it or for all or substantially all of its property;

                 (D) makes a general assignment for the benefit of its creditors; or

                 (E)  generally is not paying its debts as they become due;

          (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against the Company or any of its Significant Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary in an involuntary case;

                 (B) appoints a custodian of the Company or any of its Significant Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary or for all or substantially all of the property of the Company or any of its Significant Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary; or

                 (C) orders the liquidation of the Company or any of its Significant Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (viii) except as permitted by this Indenture, any Subsidiary Guarantee of a Significant Restricted Subsidiary is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Significant Restricted Subsidiary that is a Guarantor, or any Person acting on behalf of any Significant Restricted Subsidiary that is a Guarantor, shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee.

Section 6.02.   Acceleration.
                ------------
          If any Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section 6.01 hereof with respect to the Company, any Significant Restricted Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a

"notice of acceleration" (the "Acceleration Notice"), and the same (1) shall become immediately due and payable or (2) if there are any amounts outstanding under the Senior Credit Facilities, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facilities or five Business Days after receipt by the Company and the Representative under the Senior Credit Facilities of such Acceleration Notice but only if such Event of Default is then continuing. Upon any such declaration, but subject to the immediately preceding sentence, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (vi) or (vii) of Section 6.01 hereof occurs with respect to the Company, any Significant Restricted Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to July 1, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on July 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

Year                          Percentage
----------------------------  ----------
2003........................     112.373%
2004........................     110.311%
2005........................     108.249%
2006........................     106.187%

Section 6.03.   Other Remedies.
                --------------
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.   Waiver of Past Defaults.
                -----------------------
          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder (including rescinding any acceleration of the payment of the Notes), except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.   Control by Majority.
                -------------------
          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.06.   Limitation on Suits.
                -------------------
          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.   Rights of Holders of Notes To Receive Payment.
                ---------------------------------------------
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.   Collection Suit by Trustee.
                --------------------------
          If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.   Trustee May File Proofs of Claim.
                --------------------------------
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.   Priorities.
                ----------
          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.   Undertaking for Costs.
                ---------------------
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                    TRUSTEE

Section 7.01.   Duties of Trustee.
                -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless the Trustee shall have received security and indemnity satisfactory to it in its sole discretion against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.   Rights of Trustee.
                -----------------

          (a) The Trustee may conclusively rely upon and be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless the Trustee shall have received reasonable security or indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (h) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event, which is in fact such a default, is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03.  Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.
               --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.
               ------------------

          If a Default or Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.
               ------------------------------------------

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07.  Compensation and Indemnity.
               --------------------------

          The Company and the Guarantors shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and any taxes or other expenses incurred by a trust created pursuant to Article 8 hereof.

          The Company and the Guarantors shall, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company and the Guarantors under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

          The Company's and the Guarantors' obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article 8 hereof and any rejection or termination under any Bankruptcy Law.

Section 7.08.  Replacement of Trustee.
               ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.
               --------------------------------

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.
               -----------------------------

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.
               -------------------------------------------------

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option To Effect Legal Defeasance or Covenant Defeasance.
               --------------------------------------------------------

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

Section 8.02.  Legal Defeasance and Discharge.
               ------------------------------

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  Covenant Defeasance.
               -------------------

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof and clauses (iii) and (iv) of
Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 5.01(iii) and 5.01(iv) and Sections 6.01(iv) through 6.01(vi) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.
               ------------------------------------------

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing either (i) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence); or (ii) insofar as Sections 6.01(vi) or 6.01(vii) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.  Deposited Money and Government Securities To Be Held in
               -------------------------------------------------------
               Trust; Other Miscellaneous Provisions.
               -------------------------------------

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Company.
               --------------------

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.  Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or other-wise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.
               -----------------------------------

          Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (c) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes by a successor to the Company or a Guarantor pursuant to Article 5 or Article 11 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

          (g) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.
               --------------------------------

          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Article 10 hereof that adversely affects the rights of any Holder of Notes. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, other than provisions relating to Sections 3.09, 4.10 or 4.15 hereof;

          (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

          (g) waive a redemption payment with respect to any Note, other than a payment required by Sections 3.09, 4.10 or 4.15 hereof; or

          (h) make any change in Section 6.04 or 6.07 hereof or in the preceding amendment and waiver provisions.

Section 9.03.  Compliance with Trust Indenture Act.
               -----------------------------------

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Notes.
               --------------------------------

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee To Sign Amendments, etc.
               -------------------------------

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the

Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.

                                  SUBORDINATION

Section 10.01. Agreement To Subordinate.
               ------------------------

          The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal, premium, interest, Additional Interest, if any, and any other Obligations on, or relating to the Notes, is subordinated and junior in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents (other than (x) Cash Equivalents of the type referred in clauses (3) and (4) of the definition thereof and (y) foreign currencies) of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of the Company, and that each holder of Senior Debt of the Company whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired such Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

Section 10.02. Liquidation; Dissolution; Bankruptcy.
               ------------------------------------

          Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

          (i) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash or Cash Equivalents (other than (x) Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof and (y) foreign currencies) of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) before Holders of the Notes shall be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes (except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof so long as the deposit of amounts therein satisfied the relevant conditions specified in this Indenture at the time of such deposit); and

          (ii) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (i) above) are paid in full in cash or Cash Equivalents (other than (x) Cash Equivalents of the type referred in clauses (3) and (4) of the definition thereof and (y) foreign currencies), any payment or distribution of assets of the Company of any kind or character, whether in cash, properties or securities to which Holders would be entitled but for this Article 10 shall be made to holders of such Senior Debt (except that Holders of Notes may receive and retain (i) Permitted

     Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof so long as the deposit of amounts therein satisfied the relevant conditions specified in this Indenture at the time of such deposit), as their interests may appear.

Section 10.03. Default on Designated Senior Debt.
               ---------------------------------

          (a) The Company may not make any payment or distribution of any kind or character to the Trustee or any Holder with respect to any Obligations on, or with respect to, the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property or otherwise (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof so long as the deposit of amounts therein satisfied the relevant conditions specified in the Indenture at the time of such deposit) until all principal and other Obligations with respect to the Senior Debt of the Company have been paid in full in cash or Cash Equivalents (other than (x) Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof and (y) foreign currencies) if:

          (i) a default in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or any other Obligations with respect to, any Designated Senior Debt of the Company occurs and is continuing; or

          (ii) a default, other than a default referred to in Section 10.03(a)(i) hereof, on Designated Senior Debt of the Company occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Holders or the Representative of such Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any action after the date of delivery of such initial Payment Blockage Notice, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice, that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

          (b) The Company may and shall resume payments on and distributions in respect of the Notes upon:

          (i) in the case of a default referred to in Section 10.03(a)(i) hereof, the date upon which the default is cured or waived, or

          (ii) in the case of a default referred to in Section 10.03(a)(ii) hereof, the earlier of (x) the date on which all nonpayment defaults are cured or waived (so long as no other Event of Default exists), (y) 179 days after the date the applicable Payment Blockage Notice is received or (z) the Trustee receives written notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any such Designated Senior Debt has been accelerated.

Section 10.04.  Acceleration of Notes.
                ---------------------

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt or their Representative of the Company of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on this Article 10.

Section 10.05.  When Distribution Must Be Paid Over.
                -----------------------------------

          In the event that the Trustee or any Holder receives any payment or distribution of assets of any kind or character, whether in cash, properties or securities, in respect of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 10.02 or 10.03 hereof, such payment or distribution shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of the Company (pro rata to such holders on the basis of their respective amount of such Senior Debt held by such holders) or their Representatives under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof and foreign currencies) in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

          With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall in good faith pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10.

          To the extent any payment of Senior Debt of the Company (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt of the Company or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding paragraph) of the Company's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents (other than (x) Cash Equivalents of the type referred to in clauses
(3) and (4) of the definition thereof and (y) foreign currencies), shall have no force or effect for purposes of the subordination provisions contained in this
Article 10, with any turnover of payments as otherwise calculated pursuant to this Article 10 to be made as if no such diminution had occurred.

Section 10.06. Notice by Company.
               -----------------

          The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company as provided in this Article 10.

Section 10.07. Subrogation.
               -----------

          Subject to the payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof and foreign currencies) of all Senior Debt of the Company, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt of the Company to receive payments or distributions of cash, properties or securities of the Company applicable to the Senior Debt of the Company until the Notes have been paid in full. A distribution made under this Article 10 to holders of Senior Debt of the Company that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company to or on account of Senior Debt of the Company.

Section 10.08. Relative Rights.
               ---------------

          This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt of the Company; or

          (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of the Company to receive distributions and payments otherwise payable to Holders of Notes.

          The failure to make a payment on account of principal of, or interest on, the Notes by reason of any provision of this Article 10 will not be construed as preventing the occurrence of a Default or Event of Default.

Section 10.09. Subordination May Not Be Impaired by Company.
               --------------------------------------------

          No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture, regardless of any knowledge thereof which any such Holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of the Company may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this
Article 10 or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt of the Company, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of the Company, or otherwise amend or supplement in any manner Senior Debt of the Company, or any instrument evidencing the same or any agreement under which Senior Debt of the Company is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of the Company; (iii) release any Person liable in any manner for the payment or collection of Senior Debt of the Company; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 10.10. Distribution or Notice to Representative.
               ----------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11. Notice to Trustee; Rights of Trustee and Paying Agent.
               -----------------------------------------------------

          The Company shall give prompt written notice to Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes or the Obligations hereunder pursuant to the provisions of this Article 10, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date upon which such payment would otherwise become due and payable written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10 (provided that, notwithstanding the foregoing, the Holders of the Notes receiving any payments made in contravention of this Article 10 (and such payments) shall continue to be subject to the provisions of this Article 10). Only the Company, a Guarantor, a holder of Senior Debt or a Representative therefor may give any such notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12. Authorization To Effect Subordination.
               -------------------------------------

          Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim the holders of the Senior Debt of the Company or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13. Amendments.
               ----------

          The provisions of this Article 10 shall not be amended or modified without the written consent of the requisite holders of Senior Debt affected thereby.

                                   ARTICLE 11.

                              SUBSIDIARY GUARANTEES

Section 11.01. Guarantee.
               ---------

          Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 11.02. Subordination of Subsidiary Guarantee.
               -------------------------------------

          Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Obligations of each Guarantor under its Subsidiary Guarantee, are subordinated and junior in right of payment to the prior payment of all Guarantor Senior Debt on the same basis as the Obligations on, or relating to the Notes, are subordinated and junior in right of payment to the prior payment of all Senior Debt of the Company pursuant to Article 10. In furtherance of the foregoing, each Guarantor agrees, and the Trustee and each Holder by accepting a Note agrees, that the subordination and related provisions applicable to the Obligations of each Guarantor under its Subsidiary Guarantee by virtue of the preceding sentence shall be as set forth in Article 10 as if each reference to "Company" therein were instead a reference to "a Guarantor", each reference to "Senior Debt of the Company" therein were instead a reference to "Guarantor Senior Debt of each Guarantor" and each reference to "Notes" therein were instead a reference to "this Subsidiary Guarantee", with such appropriate modifications as the context may require. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof. The provisions of this Section 11.02 may not be amended or modified without the written consent of the requisite holders of Guarantor Senior Debt affected thereby.

Section 11.03. Limitation on Guarantor Liability.
               ---------------------------------

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this
Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04. Execution and Delivery of Subsidiary Guarantee.
               ----------------------------------------------

          To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

          Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

          In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.17 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.17 hereof and this Article 11, to the extent applicable.

Section 11.05. Guarantors May Consolidate, etc., on Certain Terms.
               --------------------------------------------------

          A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

          (a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (b)  either:

               (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Guarantor under this Indenture and its Subsidiary Guarantee, pursuant to a supplemental indenture satisfactory to the Trustee; or

               (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.06. Releases Following Sale of Assets.
               ---------------------------------

          The Subsidiary Guarantee of a Guarantor will be released:

          (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if the disposition is to the Company or another Guarantor or if the Company applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof; or

          (b) in connection with any sale of all of the capital stock of a Guarantor, if the Company applies the Net Proceeds of that sale in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof; or

          (c) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

          (d) upon the release or discharge of all guarantees of such Guarantor, and all pledges of property or assets of such Guarantor securing, all other Indebtedness of the Company and the other Guarantors.

          Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

          Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE 12.

                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.
               ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02. Notices.
               -------

          Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address

          If to the Company and/or any Guarantor:

          Domino's, Inc.
          30 Frank Lloyd Wright Drive
          P.O. Box 997
          Ann Arbor, Michigan 48106-0997
          Telecopier No.: (734) 913-0377
          Attention: Chief Financial Officer

          With a copy to:

          Ropes & Gray
          One International Place
          Boston, MA 02110
          Telecopier No.: (617) 951-7050
          Attention: R. Newcomb Stillwell

          If to the Trustee:

          BNY Midwest Trust Company
          2 North LaSalle Street
          Suite 1020
          Chicago, Illinois 60602
          Telecopier No.: (312) 827-8542
          Attention: Corporate Trust Department

          The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03.  Communication by Holders of Notes with Other Holders of Notes.
                -------------------------------------------------------------

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04.  Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.  Statements Required in Certificate or Opinion.
                ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.  Rules by Trustee and Agents.
                ---------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.  No Personal Liability of Directors, Officers, Employees and
                -----------------------------------------------------------
                Stockholders.
                ------------

          No past, present or future director, officer, manager, member, employee, incorporator, stockholder or equity holder of the Company, Parent or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08.  Governing Law; Waiver of Jury Trial.
                -----------------------------------

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.09.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.  Successors.
                ----------

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Article 11.

Section 12.11.  Severability.
                ------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.  Counterpart Originals.
                ---------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.  Table of Contents, Headings, etc.
                --------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                       [Indenture signature pages follow]

                           [Indenture signature pages]

Dated as of June 25, 2003

                                        DOMINO'S, INC.


                                        By: /s/ Harry J. Silverman
                                           -------------------------------------
                                           Name:  Harry J. Silverman
                                           Title: Vice President

                                        DOMINO'S PIZZA, LLC


                                        By: /s/ Harry J. Silverman
                                           -------------------------------------
                                           Name:  Harry J. Silverman
                                           Title: Vice President

                                        DOMINO'S PIZZA PMC, INC.


                                        By: /s/ Harry J. Silverman
                                           -------------------------------------
                                           Name:  Harry J. Silverman
                                           Title: Vice President

                                        DOMINO'S FRANCHISE HOLDING CO.


                                        By: /s/ Harry J. Silverman
                                           -------------------------------------
                                           Name:  Harry J. Silverman
                                           Title: Vice President

                                        DOMINO'S PIZZA INTERNATIONAL
                                        PAYROLL SERVICES, INC.


                                        By: /s/ Harry J. Silverman
                                           -------------------------------------
                                           Name:  Harry J. Silverman
                                           Title: Vice President

                                        DOMINO'S PIZZA INTERNATIONAL, INC.


                                        By: /s/ Harry J. Silverman
                                           -------------------------------------
                                           Name:  Harry J. Silverman
                                           Title: Vice President

                                        DOMINO'S PIZZA--GOVERNMENT SERVICES
                                        DIVISION, INC.


                                        By: /s/ Nathaniel J. Betts
                                           -------------------------------------
                                           Name:  Nathaniel J. Betts
                                           Title: Vice President

                                        DOMINO'S PIZZA NS CO.


                                        By: /s/ Harry J. Silverman
                                           -------------------------------------
                                           Name:  Harry J. Silverman
                                           Title: Vice President

                                        BNY MIDWEST TRUST COMPANY,
                                        as Trustee


                                        By: /s/ Roxane Gilwanger
                                           -------------------------------------
                                           Name:  Roxane Gilwanger
                                           Title: Assistant Vice President

                                   EXHIBIT A-1

                                 (Face of Note)

CUSIP                                                            ISIN
     ---------                                                       -----------

                    8 1/4% Senior Subordinated Notes due 2011

No.                                                                 $
   ------                                                            -----------

                                 DOMINO'S, INC.

promises to pay to CEDE & CO., or registered assigns, the principal sum of ______________ MILLION Dollars ($__________) on July 1, 2011.

     Interest Payment Dates: January 1 and July 1, commencing January 1, 2004.

     Record Dates: December 15 and June 15.

                                        DOMINO'S, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

This is one of the Notes referred
to in the within-mentioned Indenture:

Dated:
       ------------------

BNY MIDWEST TRUST COMPANY,
as Trustee


By:  /s/
   ----------------------------------
        Authorized Signatory

                                     A-1-1

                                 (Back of Note)

         8 1/4% [Series A] [Series B] Senior Subordinated Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Domino's, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8 1/4% per annum from June 25, 2003 until maturity and shall pay the Additional Interest payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company, in accordance with Section 4.01 of the Indenture, will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                                      A-1-2

          4. Indenture. The Company issued the Notes under an Indenture, dated as of June 25, 2003 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling.

          5.  Optional Redemption.

          (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Notes will not be redeemable at the Company's option prior to July 1, 2007. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

 Year                         Percentage
 --------------------------   ----------
 2007......................      104.125%
 2008......................      102.063%
 2009 and thereafter.......      100.000%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, before July 1, 2006, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; provided that at least 60% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and provided further that such redemption shall occur within 120 days of the date of the closing of any such Equity Offering.

          (c) Before July 1, 2007, the Notes may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest thereon, if any, to, the date of redemption (the "Redemption Date").

          6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          7.  Repurchase at Option of Holder.

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase

                                     A-1-3

(the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

          10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or

                                      A-1-4
the Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

          12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest, on, or Additional Interest with respect to, the Notes whether or not prohibited by Article 10 of the Indenture;
(ii) the default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by Article 10 of the Indenture; (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after specified notice from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes to comply with any of the other agreements in the Indenture or the Notes; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (A) is caused by a failure to pay principal at the final stated maturity of such Indebtedness (giving effect to any applicable grace periods and any extension thereof) (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (v) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (excluding amounts covered by an enforceable insurance policy issued by an insurer with a Best's rating of at least B+, as to which the insurer has acknowledged liability), which judgments are not paid, discharged or stayed for a period of 60 consecutive days after such judgments become final and non-appealable; and (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Subordination. Each Holder by accepting a Note agrees that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, prior to the payment in full in cash or Cash Equivalents (other than (x) Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof and (y) foreign curren-

                                      A-1-5

cies) of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

          14. Subsidiary Guarantees. The payment of principal of, premium, and interest and Additional Interest, if any, on the Notes are unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Guarantors. Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Obligations of each Guarantor under its Subsidiary Guarantee are subordinated and junior in right of payment to the prior payment of all Guarantor Senior Debt on the same basis as the Obligations on, or relating to the Notes, are subordinated and junior in right of payment to the prior payment of all Senior Debt of the Company pursuant to Article 10 of the Indenture.

          15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          16. No Recourse Against Others. A director, officer, manager, member, employee, incorporator, stockholder or equity holder of the Company, Parent or any Guarantor, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of June 25, 2003, among the Company and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

          20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

          21. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE

                                      A-1-6

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Domino's, Inc.
          30 Frank Lloyd Wright Drive
          P.O. Box 997
          Ann Arbor, Michigan  48106-0997
          Telecopier No.:  (734) 913-0377
          Attention:  Chief Financial Officer

                                      A-1-7

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ---------------

                                     Your Signature:
                                                    ----------------------------
                                                    (Sign exactly as your name
                                                    appears on the face of this
                                                    Note)

                                     Tax Identification No:
                                                           ---------------------


                                     SIGNATURE GUARANTEE:

                                     -------------------------------------------

                                     Signatures must be guaranteed by an
                                     "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      A-1-8

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          [ ]Section 4.10           [ ] Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date:
     ----------------


                                     Your Signature:
                                                    ----------------------------
                                                    (Sign exactly as your name
                                                    appears on the face of this
                                                                Note)

                                     Tax Identification No:
                                                           ---------------------


                                     SIGNATURE GUARANTEE:

                                     -------------------------------------------

                                     Signatures must be guaranteed by an
                                     "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      A-1-9

            [SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE]/1/

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                     Principal     Signature of
                    Amount of        Amount of        amount of    authorized
                   decrease in      increase in     this  Global   Signatory of
                    Principal        Principal     Note following   Trustee or
   Date of        Amount of this   Amount of this  such decrease       Note
   Exchange        Global Note      Global Note     (or increase)   Custodian
---------------  ---------------  ---------------  --------------  -------------

----------
/1/  This should be included only of the Note is issued in global form.

                                     A-1-10

                                   EXHIBIT A-2

                  (Face of Regulation S Temporary Global Note)

                                                             CUSIP
                                                                  --------------

                                                             ISIN
                                                                  --------------

                    8 1/4% Senior Subordinated Notes due 2011

No.                                                                $
   --------                                                         ------------

                                 DOMINO'S, INC.

promises to pay to CEDE & CO., or registered assigns, the principal sum of ______________ MILLION Dollars ($__________) on July 1, 2011.

     Interest Payment Dates:  January 1 and July 1, commencing January 1, 2004.

     Record Dates:  December 15 and June 15.


                                        DOMINO'S, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

This is one of the Notes referred
to in the within-mentioned Indenture:

Dated:
      --------------

BNY MIDWEST TRUST COMPANY
as Trustee


By:
   -------------------------------------
           Authorized Signatory

                                     A-2-1

                  (Back of Regulation S Temporary Global Note)

               8 1/4% Series A Senior Subordinated Notes due 2011

          THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), AS LONG AS THE REGISTRAR RECEIVES A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN
(A) ABOVE.

          THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE,

                                      A-2-2

AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Domino's Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8 1/4% per annum from June 25, 2003 until maturity and shall pay the Additional Interest payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

          2. Method of Payment. The Company, in accordance with Section 4.01 of the Indenture, will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                                      A-2-3

          4. Indenture. The Company issued the Notes under an Indenture, dated as of June 25, 2003 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

          5.  Optional Redemption.

          (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Notes will not be redeemable at the Company's option prior to July 1, 2007. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year                       Percentage
------------------------   ----------
2007...................       104.125%
2008...................       102.063%
2009 and thereafter....       100.000%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, before July 1, 2006, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; provided that at least 60% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and provided further that such redemption shall occur within 120 days of the date of the closing of any such Equity Offering.

          (c) Before July 1, 2007, the Notes may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest thereon, if any, to, the date of redemption (the "Redemption Date").

          6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          7.  Repurchase at Option of Holder.

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase

                                      A-2-4

(the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

          This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if

                                      A-2-5
any, voting as a single class, and any existing default or compliance with any provision of the Indenture , the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or the Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

          12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest, on or Additional Interest with respect to, the Notes whether or not prohibited by Article 10 of the Indenture; (ii) the default in payment when due of the principal of or premium, if any, on the Notes, whether or nor prohibited by Article 10 of the Indenture; (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after specified notice from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes to comply with any of the other agreements in the Indenture or the Notes; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (A) is caused by a failure to pay principal at the final stated maturity of such Indebtedness (giving effect to any applicable grace periods and any extension thereof) (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (v) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (excluding amounts covered by an enforceable insurance policy issued by an insurer with a Best's rating of at least B+, as to which the insurer has acknowledged liability), which judgments are not paid, discharged or stayed for a period of 60 consecutive days after such judgments become final and non-appealable; and (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compli-

                                     A-2-6
ance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Subordination. Each Holder by accepting a Note agrees that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, prior to the payment in full in cash or Cash Equivalents (other than (x) Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof and (y) foreign currencies) ( of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

          14. Subsidiary Guarantees. The payment of principal of, premium, and interest and Additional Interest, if any, on the Notes are unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Guarantors. Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Obligations of each Guarantor under its Subsidiary Guarantee are subordinated and junior in right of payment to the prior payment of all Guarantor Senior Debt on the same basis as the Obligations on, or relating to the Notes, are subordinated and junior in right of payment to the prior payment of all Senior Debt of the Company pursuant to Article 10 of the Indenture.

          15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          16. No Recourse Against Others. A director, officer, manager, member, employee, incorporator, stockholder or other equity holder of the Company, Parent or any Guarantor, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of June 25, 2003, between the Company and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

          20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.

                                     A-2-7

No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or the omission of such numbers.

          21. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND
BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Domino's, Inc.
          30 Frank Lloyd Wright Drive
          P.O. Box 997
          Ann Arbor, Michigan  48106-0997
          Telecopier No.:  (734) 913-0377
          Attention:  Chief Financial Officer

                                     A-2-8

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     --------------


                                      Your Signature:  /s/
                                                     ---------------------------
                                                     (Sign exactly as your name
                                                     appears on the face of this
                                                     Note)

                                      Tax Identification No:
                                                            --------------------


                                      SIGNATURE GUARANTEE:

                                      ------------------------------------------

                                      Signatures must be guaranteed by an
                                      "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      A-2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          [ ]  Section 4.10     [ ]  Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date:
     --------------


                                      Your Signature:  /s/
                                                     ---------------------------
                                                     (Sign exactly as your name
                                                     appears on the face of this
                                                     Note)

                                      Tax Identification No:
                                                            --------------------


                                      SIGNATURE GUARANTEE:

                                      ------------------------------------------

                                      Signatures must be guaranteed by an
                                      "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-2-10

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

          The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                   Principal amount
                                                                   of this Global      Signature of
                    Amount of decrease     Amount of increase      Note following      authorized Signatory
                    in Principal Amount    in Principal Amount     such decrease       of Trustee or Note
Date of Exchange    of this Global Note    of this Global Note     (or increase)       Custodian
----------------    -------------------    -------------------     ----------------    --------------------




                                     A-2-11

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Domino's, Inc.
30 Frank Lloyd Wright Drive
P.O. Box 997
Ann Arbor, Michigan  48106-0997
Telecopier No.:  (734) 913-0377
Attention:  Chief Financial Officer

BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, Illinois  60602
Attention:  Corporate Trust Department

                  Re: 8 1/4% Senior Subordinated Notes due 2011

          Reference is hereby made to the Indenture, dated as of June 25, 2003 (the "Indenture"), among Domino's, Inc., as issuer (the "Company"), the guarantors party thereto and BNY Midwest Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

          [CHECK ALL THAT APPLY]

          1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the

United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

          (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof; or

          (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

          (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

          4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a)  [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The
     Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                      ------------------------------------------
                                         [Insert Name of Transferor]


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:
Dated:
      --------,-----

                       ANNEX A TO CERTIFICATE OF TRANSFER

          1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

               (a) [ ] a beneficial interest in the:

                    (i)   [ ] 144A Global Note (CUSIP ______), or

                    (ii)  [ ] Regulation S Global Note (CUSIP ______), or

                    (iii) [ ] IAI Global Note (CUSIP ______); or

               (b) [ ] a Restricted Definitive Note.

          2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

               (a) [ ] a beneficial interest in the:

                    (i)   [ ] Global Note (CUSIP ______), or

                    (ii)  [ ] Regulation S Global Note (CUSIP ______), or

                    (iii) [ ] IAI Global Note (CUSIP ______), or

                    (iv)  [ ] Unrestricted Global Note (CUSIP ______); or

               (b) [ ] a Restricted Definitive Note; or

               (c) [ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Domino's, Inc.
30 Frank Lloyd Wright Drive
P.O. Box 997
Ann Arbor, Michigan  48106-0997
Telecopier No.:  (734) 913-0377
Attention:  Chief Financial Officer

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois  60602
Attention:  Corporate Trust Department

                  Re: 8 1/4% Senior Subordinated Notes due 2011

                             (CUSIP ______________)

          Reference is hereby made to the Indenture, dated as of June 25, 2003 (the "Indenture"), among Domino's, Inc., as issuer (the "Company"), the guarantors party thereto and BNY Midwest Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

          (a)  [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)  [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

          (a)  [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the

                                   [CHECK ONE]

                              [ ] 144A Global Note,

                          [ ] Regulation S Global Note,

                               [ ] IAI Global Note

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                      ------------------------------------------
                                         [Insert Name of Owner]


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

Dated:
      --------,-----

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM

                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Domino's, Inc.
30 Frank Lloyd Wright Drive
P.O. Box 997
Ann Arbor, Michigan  48106-0997
Telecopier No.:  (734) 913-0377
Attention:  Chief Financial Officer

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois  60602
Attention:  Corporate Trust Department

                  Re: 8 1/4% Senior Subordinated Notes due 2011

          Reference is hereby made to the Indenture, dated as of June 25, 2003 (the "Indenture"), among Domino's, Inc., as issuer (the "Company"), the guarantors party thereto and BNY Midwest Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  [ ] a beneficial interest in a Global Note, or

          (b)  [ ] a Definitive Note,

we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such trans-fer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                      ------------------------------------------
                                         [Insert Name of Owner]


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

Dated:
      --------,-----

                                    EXHIBIT E

                    FORM OF NOTATION OF SUBSIDIARY GUARANTEE

          For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of June 25, 2003 (the "Indenture"), among Domino's, Inc., the Guarantors party thereto and BNY Midwest Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. The obligations of the Guarantors will be released only in accordance with the provisions of
Article 11 of the Indenture. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                      [Name of Guarantor(s)]


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

          Supplemental Indenture (this "Supplemental Indenture"), dated
as   of   ________________,    among   __________________   (the   "Guaranteeing
Subsidiary"), a subsidiary of Domino's, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and BNY Midwest Trust Company, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 25, 2003, providing for the issuance of an unlimited aggregate principal amount of 8 1/4% Senior Subordinated Notes due 2011 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

          WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                    (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                    (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
               Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
               Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          (i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture shall result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

          3. Execution And Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          4.   Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

          (a) A Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person) another Person unless:

                    (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                    (ii) either:

                    (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Guaranteeing Subsidiary, pursuant to a supplemental indenture satisfactory to the Trustee; or

                    (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

          (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the

               Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          5.   Releases.

          (a) The Subsidiary Guarantee of a Guarantor will be released (i) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if the disposition is to the Company or another Guarantor or if the Company applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 thereof; (ii) in connection with any sale of all of the capital stock of a Guarantor, if the Company applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 thereof; (iii) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or (iv) upon the release or discharge of all guarantees of such Guarantor, and all pledges of property or assets of such Guarantor securing, all other Indebtedness of the Company and the other Guarantors. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

          (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in
               Article 11 of the Indenture.

          6. No Recourse Against Others. No past, present or future director, officer, manager, member, employee, incorporator, stockholder or other equity holder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          7. NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE

NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:
      ---------,-----

                                      [GUARANTEEING SUBSIDIARY]


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      BNY MIDWEST TRUST COMPANY, as Trustee


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title: